UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 1, 2019

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 17th Street, Suite 1050

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01              Completion of Acquisition or Disposition of Assets

On May 1, 2019, Intrepid Potash, Inc., a Delaware corporation (“Intrepid”), through its wholly owned subsidiary, Intrepid Potash — New Mexico, LLC, a New Mexico limited liability company (“IPNM”), completed the acquisition from Dinwiddie Cattle Company, LLC, a New Mexico limited liability company (“Seller”), of 100% of (i) that certain parcel of land called the Dinwiddie Jal Ranch located in Lea County, New Mexico, and (ii) related water rights and associated property, improvements, accessions, facilities, equipment, property, and contracts (collectively, the “Assets”).  The acquisition was completed pursuant to the terms of that previously disclosed purchase and sale agreement (as amended, the “Purchase Agreement”) by and among IPNM, Seller, and Sherbrooke Partners, LLC, a Texas limited liability company (“Sherbrooke”), wherein IPNM and Sherbrooke agreed to jointly and severally acquire the Assets.  Sherbrooke did not participate in the completed acquisition.

The consideration paid to Seller by IPNM for the Assets was $53 million, including the application of a $3 million deposit. Pursuant to the terms of the Purchase Agreement, Seller may earn up to an additional $12 million pending the resolution of certain issues identified by Buyers during the diligence process. Further, as additional consideration for the sale, Seller reserved a 20-year, 10% royalty on all saltwater disposal revenue received by IPNM from any salt water disposal wells developed on the Assets, as well as a 20-year, 10% royalty, proportionately reduced as to IPNM’s interests therein, on any saltwater revenue received by IPNM pursuant to any joint venture or area of mutual interest agreement relating to certain properties located near the Assets should one materialize in the future.

Item 7.01              Regulation FD Disclosure.

On May 2, 2019, Intrepid issued a press release announcing the closing of its acquisition of the Assets. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Intrepid Potash, Inc., dated May 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intrepid Potash, Inc.
(Registrant)

May 2, 2019
/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary